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                                                                EXHIBIT 10.7(b)

NORTH CAROLINA )
               )
               )                     SUB-LEASE
               )
FORSYTH COUNTY )
_________________________________________________________________


     THIS SUBLEASE is made and entered into as of this ________ day of _______ 1997 by BLUE RHINO CORPORATION ("Sublessor") a Delaware corporation and ______________________("Sublessee") a ______________ corporation.


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Sublessor, as lessee, and Forsythe/McArthur Associates, Inc., ("Lessor"), have entered into Master Equipment Lease Agreement No. F27125 dated September 24, 1996, incorporated herein by reference, (the "Master Lease"), whereby Sublessor leases certain cylinder display racks from Lessor;

     WHEREAS, Sublessor and Sublessee have agreed that Sublessor shall sublet to Sublessee certain cylinder display racks leased to Sublessor pursuant to the Master Lease and described in Exhibit A attached hereto (the "Equipment");

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the Sublessor and Sublessee covenant and agree as follows:

1.   Personal Property Subleased.  The Sublessor subleases to the Sublessee the
     ---------------------------
     equipment listed on Exhibit A attached hereto as amended from time to time.

2.   Commencement and Term.  The Sublessee shall have and hold the subleased
     ---------------------
     equipment for the monthly term and commencing as set forth on Exhibit A attached hereto as amended from time to time unless earlier terminated as provided herein. Sublessor does not grant to Sublessee any rights of renewal, extension or purchase hereunder.

3.   "Master Lease.  This Sublease is subject and subordinate to the Master
      -------------
     Lease, and Sublessee expressly acknowledges Lessor's rights as lessor under the Master Lease. Except as shall be inconsistent with the terms hereof, or where the context can be applied only to the parties to the Master Lease, all the terms, covenants and conditions contained in the Master Lease shall be applicable to this Sublease with the same force and effect as if Sublessor were the lessor under the Master Lease and Sublessee were the lessee."

     Default and Remedies.  If Sublessee ceases doing business as a going
     --------------------
     concern, or if any credit or financial information submitted to Sublessor by Sublessee is materially untrue, or if a petition in bankruptcy, arrangement, insolvency, or reorganization is filed by or against Sublessee or any guarantor of Sublessee's obligations hereunder, or if Sublessee defaults in payment or other performance required under this Sublease or under any other sublease or agreement between Sublessor and Sublessee, Sublessor may exercise any one or more of the following remedies:

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     a.   To declare the entire balance of rent hereunder immediately due and payable and to similarly accelerate the balances under any other subleases between Sublessor and Sublessee without notice or demand.

     b. To sue for and recover all rents, and other properties due, with respect to any and all items of equipment to the extent permitted by law.

     c. To require Sublessee to assemble all of the equipment at Sublessee's expense at a place reasonably designated by Sublessor.

     d. To take possession of any or all items of equipment, without demand or notice, wherever the same shall be located, separating all such equipment from any other property with or without court order or other process of law.

     e. To exercise any and all other remedies granted under the Uniform Commercial Code.

     All of Sublessor's remedies hereunder are cumulative, are in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of the Sublessor to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Lease.

4.   Assignment of Sublease.  As Security and collateral for the Master Lease,
     -----------------------
     Sublessor does assign and transfer to Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom. Upon payment of the Master Lease, Lessor shall reassign and transfer to the Sublessor all interest in this Sublease and rentals and income arising therefrom. Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's remaining obligations.

     Upon default by the Sublessor under the Master Lease, Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Lessor the rents due and to become due under the Sublease. Sublessor agrees the Sublessee shall have the right to rely upon any such statement and request from Lessor, and that Sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

     Title of the Property.  The leased equipment is, and shall at all times
     ---------------------
     remain, the Lessor's property, and the Sublessee shall have no right, title or interest therein, except as may otherwise be herein set forth, and no right to purchase or otherwise acquire title to or ownership of any of the leased equipment. Sublessor is hereby authorized by Sublessee, at Sublessee's expense, to cause this Sublease, or any statement or other instrument in respect to this Subease showing the interest of Sublessor in the subleased equipment, including Uniform Commercial Code Financing Statements, to be filed or recorded and re-filed and re-recorded, and grants Sublessor the right to execute Sublessee's name thereto. Sublessee shall execute and deliver any statement or instrument requested by Sublessor for such purpose, and agrees to pay or reimburse Sublessor for any searches, filings, recordings or fees or taxes arising from the filing or recording of any such instrument or statement. Sublessee shall, at its expense, protect and defend Sublessor's title against all

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     persons claiming through or against Sublessee, at all times keeping the leased equipment free from any legal process or encumbrance whatsoever, including, but not limited to, liens, attachments, judgments, levies, and executions, and shall give Sublessor immediate written notice thereof and shall indemnify Sublessor from any cost caused thereby. The leased equipment is, and shall at all times be and remain, personal equipment, notwithstanding that the leased equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to the real estate or any improvements located thereon.

5.   Amount of Rent.  Sublessee agrees to pay to Sublessor the monthly sums set
     --------------
     forth on Exhibit A attached hereto as amended from time to time as rent for the sublease of the equipment for the full term of this Sublease. The rent shall be paid on the first (1st) day of each consecutive month for the full term of this Agreement.

6.   Maintenance and Insurance.  During the term of this Agreement, the
     -------------------------
     Sublessee shall maintain, service and keep in good repair each item of subleased equipment at its own expense, except for normal wear, tear and depreciation. The Sublessee shall not alter the subleased equipment without Sublessor's prior written consent. The Sublessor shall have the right to inspect the subleased equipment at any reasonable time. The Sublessee shall comply with all laws and regulations applicable to the equipment. All risk of loss or damage to each item of subleased equipment shall be borne by the Sublessee. The Sublessee shall further, at its own expense, keep each item of equipment insured against all risk of loss or damage and shall likewise insure the equipment thereon under the liability insurance policy. All such insurance shall name Sublessor as a Loss Payee, as Sublessor's interest may appear or additional insured, as the case may be. Sublessee shall pay the premiums therefor and deliver said policies, or duplicates thereof, or certificates of coverage thereunder, to Sublessor with the Loss Payable endorsement upon the policy or policies or by independent instrument that gives Sublessor a right to thirty (30) days written notice before the policy can be altered or canceled. If Sublessee shall fail to provide such insurance coverage, Sublessor may (but is not required) obtain such desired coverage and charge the premium therefor as additional rent to Sublessee.

7.   Risk of Loss.  The Sublessee shall bear all risks of loss and of damage to
     ------------
     the subleased equipment from any cause. In the event of loss or damage, Sublessee, at Sublessor's option, shall: (a) repair the damaged equipment to good condition and working order; or (b) replace lost or damaged equipment with like equipment in good repair, condition and working order with documentation creating a clear title thereto in Sublessor with said equipment becoming subject to the terms of this Sublease Agreement; or (c) pay to Sublessor the then unpaid balance of the aggregate rent reserved under this Sublease plus the value of Sublessor's residual interest in the subleased equipment, if any. Upon Sublessor's receipt of such payment, Sublessee and/or Sublessee's insurer shall be entitled to Sublessor's interest in said equipment for salvage purposes, in its then condition and location, as is, without warranties, express or implied.

8.   Net Lease, Taxes.  The Parties intend the rental payments hereunder to be
     ----------------
     net to Sublessor. Sublessee shall pay all sales, use, excise, personal property, stamp, documentary and ad valorem taxes, license and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession or use of the subleased equipment during the term of this Sublease, and shall pay all taxes (except income taxes) imposed on Sublessor or Sublessee with respect to the rental payments hereunder. Sublessee shall reimburse Sublessor upon demand for any and all taxes paid by or advanced by Sublessor. Sublessee shall file all returns required therefor and furnish copies to Sublessor. Any amounts unpaid by Sublessee shall be added by Sublessor to

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     total rent due to Sublessor.

9.   Indemnity.  The Sublessee shall forever and further protect, save, and keep
     ---------
     Sublessor harmless and indemnify Sublessor against and from any and all claims, demands, losses, costs, damages, suits, judgments, penalties, expenses, and liabilities, of any kind or nature whatsoever, arising directly or indirectly out of or in connection with the leasing of the equipment.

10.  Assignment and Subletting.  The Sublessee shall not assign all or any
     -------------------------
     portion of this Sublease and shall not sublet all or any portion of the subleased equipment without having first obtained the written consent of the Lessor and the Sublessor.

11.  No Warranties by Sublessor.  SUBLESSOR MAKES NO WARRANTY, EXPRESS OR
     --------------------------
     IMPLIED, TO ANYONE, AS TO THE FITNESS, MERCHANTABILITY, DESIGN, CONDITION, CAPACITY, PERFORMANCE OR ANY OTHER ASPECT OF THE EQUIPMENT OR ITS MATERIAL OR WORKMANSHIP. Sublessor further disclaims any further liability for loss, damage or injury to sublessee or third parties as a result of any defects, latent or otherwise, in the subleased equipment, whether arising from Sublessor's negligence or application of the laws or strict liability. Regardless of cause, Sublessor shall not be liable for loss of profits or any other direct, special, or consequential damages. As to the Sublessor, the Sublessee subleases the equipment "AS IS." Sublessor shall have no obligation to maintain, test, adjust, or service the subleased equipment.

12.  Compliance with Laws.  The Sublessee shall conduct its business and
     --------------------
     maintain the subleased equipment in strict compliance with all applicable laws, ordinances, regulations and other requirements of any federal, state, county, municipal or other government and will obtain all necessary permits, licenses, or other consents for the operation of its business.

13.  Titles of Paragraphs.   The various titles of the paragraphs herein are
     --------------------
     used solely for convenience and shall not be used for interpreting or construing this Agreement.

14.  Benefit.  The covenants, terms, conditions, provisions and undertakings of
     -------
     this Agreement or any renewals, extensions or modifications thereof shall extend to an be binding upon the heirs, executors, administrators, successors, and assigns of the respective parties hereto.

15.  Severability and Governing Law.  This Agreement shall be interpreted under
     ------------------------------
     the laws of the State of North Carolina. Any provision hereof found to be prohibited by law shall be ineffective to the extent of such prohibition without invalidating the rest of this Agreement.

16.  Jury Waiver.  The Sublessor and Sublessee waive trial by jury in any action
     -----------
     concerning this Lease.

17.  Entire Agreement.  This Agreement represents the entire understanding and
     ----------------
     contract between the parties hereto and there are no collateral or oral agreements or understandings. This Agreement shall not be modified in any manner except by instrument in writing executed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.

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                         SUBLESSOR:
                         BLUE RHINO CORPORATION


                         By:__________________________________
                                                      Officer


                         SUBLESSEE:

                         _____________________________
                         [Print Name]


                         By:__________________________________
                            Officer, Partner or Manager

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                            BLUE RHINO CORPORATION
                         SUBLEASE OF PERSONAL PROPERTY

                                   EXHIBIT A

A.  Name and Address of sublessee:

     _______________________________________


     _______________________________________


     _______________________________________


B.   List of Equipment

     SEE EXHIBIT "B"    ATTACHED
     ---------------------------

C. Term: Term continues until either party terminates upon sixty (60) days written notice to the other party and until return of all equipment to Sublessor.

D.   Rent:

     1.  Original rent of $             per month beginning

     2.  Plus additional  $             per month beginning

     3.  Plus additional  $             per month beginning

     4.  Plus additional  $             per month beginning

     5.  Plus additional  $             per month beginning

     6.  Plus additional  $             per month beginning


                                                                        B RHINO
                                                              _______   -------

E.   Original Date:                     Parties Initials:

     Amended Date:                      Parties Initials:

     Amended Date:                      Parties Initials:

     Amended Date:                      Parties Initials:

     Amended Date:                      Parties Initials:

     Amended Date:                      Parties Initials:

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